UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2020

Northfield Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35791	80-0882592
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

581 Main Street, Suite 810	Woodbridge,	New Jersey	07095
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:        (732) 499-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.01 per share	NFBK	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 29, 2020, Northfield Bancorp, Inc. (the “Company”) and Northfield Bank (the “Bank”) the wholly owned subsidiary of the Company, entered into a Transition Consulting Agreement with its Executive Vice President and Operating Officer, Michael J. Widmer. Mr. Widmer’s current Employment Agreement with the Bank, (dated as of January 1, 2018, and amended effective January 1, 2020) will terminate effective October 20, 2020, which is Mr. Widmer’s last day of employment due to his retirement from the Company and the Bank. On or shortly after October 20, 2020, Mr. Widmer is expected to enter into a Waiver and Release, attached as Exhibit A to the Transition Consulting Agreement. The Transition Consulting Agreement, including the Waiver and Release, is attached as Exhibit 10.1 to this Current Report on Form 8-K. The following summary does not purport to be complete and is qualified in its entirety by reference to the Exhibit.

The Transition Consulting Agreement is effective October 21, 2020, and terminates January 21, 2021. The Transition Consulting Agreement provides, among other things, for an aggregate consulting fee of $25,000, payable in arrears, at a rate of $8,333.33 per month. In the event of an early termination of the Transition Consulting Agreement by the Bank without Cause (as defined) or the occurrence of a change in control (as defined) Mr. Widmer will be entitled to a lump sum cash payment equal to the Consulting Fees (as defined) otherwise payable through the expiration of the Consulting Period (as defined) but for its early termination.

The Waiver and Release, when executed on or after Mr. Widmer’s last day of employment, will, waive any claims that he might have against the company, the Bank and their affiliates, including officers and directors, relating to his employment or separation from employment with the Company and the Bank, other than (1) existing rights to indemnification, contribution and a defense, (2) directors and officers and general liability insurance, (3) shareholder’s rights, (4) rights under the Company’s equity plans, (5) rights under Employee Benefit Plans (as defined in the Waiver and Release), (6) rights under the Transition Consulting Agreement, and (7) rights that cannot be waived as a matter of law.

Item 9.01.    Financial Statements and Exhibits.

(a)    Not Applicable.

(b)    Not Applicable.

(c)    Not Applicable.

(d)    Exhibits.

Exhibit No.	Exhibit
10.1	Transition Consulting Agreement with Michael J. Widmer, dated July 29, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHFIELD BANCORP, INC.
DATE: August 3, 2020	By:	/s/ William R. Jacobs
William R. Jacobs
Chief Financial Officer
(Principal Financial and Accounting Officer)